UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 19, 2016
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01  Regulation FD Disclosure

DME Advisors, LP (“DME Advisors”), is the exclusive investment advisor to Greenlight Capital Re, Ltd. (“GLRE” or the “Company”).   DME Advisors is controlled by David Einhorn, the Chairman of the Company’s Board of Directors and the President of Greenlight Capital, Inc. On January 19, 2016, Mr. Einhorn spoke at a private investor conference and provided certain information relating to the client accounts that Greenlight Capital, Inc. and its affiliates manage, including ours.  To comply with Regulation FD, the following information is hereby provided:

The managed account of GLRE, for the period from January 1, 2016 through January 19, 2016, reported an estimated investment loss of 1.6% net of fees and expenses.  As at December 31, 2015 the account managed by DME Advisors on behalf of GLRE had net invested assets of $1.1 billion.

The information contained herein is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Ace of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	January 20, 2016